Exhibit 99.1

FIRST CAPITAL ANNOUNCES STRATEGIC SALE

- First Capital to Contribute Two Properties in Exchange for OP Units Convertible into Shares of Common Stock

NEW YORK, NEW YORK, December 19, 2016 – First Capital Real Estate Trust Incorporated (“First Capital”), a Maryland public non-traded real estate investment trust (“REIT”), today announced that it has entered into an agreement (“Agreement”) with Presidential Realty Corporation (OTC:PDNLA/PDNLB), a Delaware REIT (“Presidential”), and its newly formed, wholly-owned, operating partnership (“Presidential OP”) pursuant to which First Capital will contribute its ownership interests in two properties in exchange for 37,281,000 million Presidential OP Units, convertible into a like number of newly issued shares of Presidential Class B common stock, and Presidential will assume its percentage interest in a mortgage loan on one of the properties. The transactions are based upon a purchase price of $37,281,00 and a valuation of $1.00 per share.

The Agreement contemplates that Presidential may enter into a consulting agreement with Palisades Capital Realty Advisors. Palisades Capital Realty Advisors was founded by Joaquin de Monet. Mr. de Monet is the former President and Chief Executive Officer of Arden Realty, Inc. (“Arden”), a large publicly-traded office landlord in Southern California that was subsequently acquired by GE Real Estate (“GE”). In 2015, GE sold the business to Blackstone.

The effectiveness of the Agreement is subject to the approval of the Boards of Directors of First Capital Presidential on or before December 23, 2016. The closing of the transactions is subject to a variety of additional conditions as outlined in the Agreement.

“With this transaction, we are affording our shareholders the opportunity to participate in the value-add potential of a publicly traded REIT,” said Suneet Singal, Chief Executive Officer of First Capital. “Presidential will be well-positioned for sustained growth and success with the assistance of Joaquin and his team, who bring deep institutional knowledge and success along with long-standing industry relationships.”

Russell Platt, CEO of Forum Partners, a strategic partner of First Capital Real Estate Investments, LLC, First Capital’s sponsor and a shareholder in First Capital, commented, “With the addition of the Palisades management team and the sale into Presidential, First Capital is taking further important and appropriate steps to bring transparency and value to shareholders.

About First Capital

First Capital Real Estate Trust Incorporated is a public non-traded REIT based in New York City and founded in 2012. First Capital, the Dual Strategy REIT, executes a dual investment strategy which seeks to generate both stable cash distributions and growth through the acquisition of stabilized, cash flowing real estate as well as value added and opportunistic assets. First Capital’s portfolio consists of various assets including land development, multifamily development, a gas station, hotels, medical offices, transitional housing, and business offices.

Forward-Looking Statements

This press release contains statements that do not relate to historical facts, but are "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of First Capital or Presidential, as applicable, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of First Capital’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents incorporated by reference speak only as of the date of those documents. Unless otherwise required by law, FCRETI undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Examples of forward-looking statements in this release include, but are not limited to the fulfillment of the conditions to closing such a transaction, including, without limitation, those set forth in this press release, and the categories of expectations about the various matters set forth in the Forward-Looking Statements paragraph and elsewhere in the public filings of First Capital and Presidential.

Media Contacts

Phil Denning and Jason Chudoba

Phil.Denning@icrinc.com, 646-277-1258

Jason.Chudoba@icrinc.com, 646-277-1249

Investor Contact

info@firstcapitalre.com